                                                                    Exhibit 99.1


                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
                   SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                                                                    August 31,
                                                                       1997
                                                                   ------------
ASSETS                                                              (Unaudited)
Cash and cash equivalents......................................... $  5,603,023
Accounts receivable, net..........................................    9,636,912
Notes receivable from contracts, current portion..................      663,807
Prepaid expenses and other current assets.........................    1,469,214
                                                                   ------------
        Total current assets......................................   17,372,956
Fixed assets, net.................................................    7,424,135
Notes receivable from contracts, excluding current portion........    8,326,216
Franchise rights, net.............................................    5,171,327
Trade name, trademark and contract rights, net....................    6,541,553
Goodwill and other intangible assets, net.........................   27,951,806
Deferred tax assets...............................................    2,968,058
Deposits and other assets.........................................    2,082,024
                                                                   ------------
        Total assets.............................................. $ 77,838,075
                                                                   ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of notes payable.................................. $  1,113,670
Current portion of capital leases.................................      226,069
Accounts payable and accrued expenses.............................   13,418,458
                                                                   ------------
        Total current liabilities.................................   14,758,197
Notes payable, excluding current portion..........................    1,469,302
Capital leases, excluding current portion.........................      955,336
Deferred rent and other long-term liabilities.....................       53,116
Deferred tax liabilities..........................................    1,594,071
Deferred revenue..................................................   13,721,483
Commitments and contingencies.....................................
Stockholders' equity:
   Common stock, $.01 par value; 20,000,000 authorized shares;
   7,564,512 shares issued and outstanding........................       75,645
   Additional paid-in capital.....................................   44,228,503
   Retained earnings..............................................      982,422
                                                                   ------------
        Total stockholders' equity................................   45,286,570
                                                                   ------------
        Total liabilities and stockholders' equity................ $ 77,838,075
                                                                   ============


             The accompanying notes are an integral part of these
                supplemental consolidated financial statements.

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
              SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                       Three months ended August 31,      Nine months ended August 31,
                                                      -------------------------------    ------------------------------
                                                          1996               1997            1996              1997
                                                      ------------       ------------    ------------      ------------
Revenue, net........................................  $ 16,072,518       $ 22,932,463    $ 45,659,761      $ 57,217,364

Cost of revenue.....................................    10,600,231         15,358,731      30,281,404        38,022,538
                                                      ------------       ------------    ------------      ------------
     Gross profit...................................     5,472,287          7,573,732      15,378,357        19,194,826

Selling, general and administrative expenses........     4,128,861          5,551,586      12,085,577        14,271,544
                                                      ------------       ------------    ------------      ------------
     Operating income...............................     1,343,426          2,022,146       3,292,780         4,923,282

Other income (expense):

  Interest expense..................................      (470,728)          (169,919)     (1,445,561)       (1,022,554)

  Interest income...................................        55,223            111,142         109,402           170,397

  Gain on sales of fixed assets.....................        82,830             38,993         245,489           179,471
                                                      ------------       ------------    ------------      ------------
Income before provision for income taxes............     1,010,751          2,002,362       2,202,110         4,250,596

Provision for income taxes..........................       330,138            822,640         735,506         1,696,876
                                                      ------------       ------------    ------------      ------------
Net income..........................................  $    680,613       $  1,179,722    $  1,466,604      $  2,553,720
                                                      ============       ============    ============      ============
Pro forma earnings per common share.................                     $       0.15                      $       0.48
                                                                         ============                      ============
Pro forma weighted average common and common
 equivalent shares outstanding......................                        7,928,679                         5,588,404
                                                                         ============                      ============

             The accompanying notes are an integral part of these
                supplemental consolidated financial statements.

                   CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          Nine months ended August 31,
                                                                       ---------------------------------
                                                                           1996                 1997
                                                                       ------------         ------------
                                                                                  (Unaudited)
Cash flows from operating activities:

  Net income.........................................................  $  1,466,604         $  2,553,720

  Adjustments to reconcile net income to net cash from operating activities:

     Depreciation and amortization of fixed assets...................     1,387,651            1,444,831

     Amortization of intangible assets...............................       781,630              900,346

     Gain on sales of fixed assets...................................      (245,489)            (179,471)

     Provision for deferred taxes....................................         -                 (424,025)

     Change in deferred revenue......................................       772,581              860,543

     Changes in operating assets and liabilities:

       Accounts receivable...........................................     1,250,240            1,010,533

       Notes receivable from contracts...............................      (830,085)          (1,170,305)

       Prepaid expenses, deposits and other assets...................      (733,619)            (453,038)

       Accounts payable and accrued expenses.........................       (53,030)          (1,675,064)

       Deferred rent and other long-term liabilities.................       (43,264)             (58,165)
                                                                       ------------         ------------
         Net cash provided by operating activities...................     3,753,219            2,809,905
                                                                       ------------         ------------
Cash flows from investing activities:

  Proceeds from sales of fixed assets................................     1,699,233            1,291,286

  Purchases of fixed assets..........................................    (2,605,483)          (3,177,135)

  Acquisitions of chauffeured vehicle service companies..............    (1,248,585)          (7,394,060)
                                                                       ------------         ------------
         Net cash used in investing activities.......................    (2,154,835)          (9,279,909)
                                                                       ------------         ------------
Cash flow from financing activities:

  Proceeds of sales of notes receivable from independent operators...       404,307                 -

  Principal payments under capital lease obligations.................      (206,989)            (185,574)

  Payments of notes payable..........................................    (3,257,478)         (17,838,591)

  Proceeds from notes payable........................................     2,320,541              450,000

  Issuance of common stock...........................................          -              30,897,290

  Common stock dividends.............................................       (28,302)            (101,857)

  Preferred stock dividends..........................................          (900)                -

  Payments under Recapitalization Plan...............................          -              (4,015,952)

  Redemption of Series E preferred stock.............................      (137,500)                -
                                                                       ------------         ------------
         Net cash provided by (used in) financing activities.........      (906,321)           9,205,316
                                                                       ------------         ------------
Net increase in cash and cash equivalents............................       692,063            2,735,312

Cash and cash equivalents at beginning of period.....................     1,615,711            2,867,711
                                                                       ------------         ------------
Cash and cash equivalents at end of period...........................  $  2,307,774         $  5,603,023
                                                                       ============         ============

             The accompanying notes are an integral part of these
                supplemental consolidated financial statements.

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
          NOTES TO THE SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1. Background and organization

   General

     Carey International, Inc. (the "Company") provides services through a worldwide network of owned and operated companies, licensees and affiliates serving 420 cities in 65 countries. The Company owns and operates service providers in the form of wholly-owned subsidiaries in: New York (Carey Limousine N.Y., Inc. and Manhattan International Limousine Network, Ltd.), San Francisco (Carey Limousine SF, Inc.), Los Angeles (Carey Limousine L.A., Inc.), Indianapolis (Indy Connection Limousine, Inc., See Note 2), Washington, D.C. (Carey Limousine D.C., Inc.), South Florida (Carey Limousine Florida, Inc.), Philadelphia (Carey Limousine Corporation, Inc.) and London, England (Carey UK Limited). In addition, the Company licenses the "Carey" name, and provides central reservations, billing, and sales and marketing services to its licensees. The Company's worldwide network includes affiliates in locations in which the Company has neither owned and operated locations nor licensees. The Company provides central reservations and billing services to such affiliates.

   Acquisitions

     The Company is engaged in a program of acquiring chauffeured vehicle service businesses. Such acquisitions include unrelated chauffeured vehicle service businesses, some of which may be in cities in which the Company has owned and operated service providers, licensees operating under the Carey name and trademark and affiliates of the Company. In the first quarter of 1996, the Company acquired a chauffeured vehicle service company operating in London, England. As more fully discussed in Note 3, on June 2, 1997 the Company acquired Manhattan International Limousine Network Ltd. and an affiliated company ("Manhattan Limousine").

   Initial public offering and reverse stock split

     In connection with the Company's initial public offering ("IPO") completed June 2, 1997, the Company's Board of Directors authorized a one for 2.3255 reverse stock split of the outstanding shares of the Company's common stock. All references to common stock, options, warrants and per share data have been restated to give effect to the reverse stock split. On February 25, 1997, the Board of Directors also authorized a Recapitalization Plan (the "Recapitalization"), which is more fully described in Note 7.

2. Basis of presentation

     The supplemental consolidated financial statements of Carey International, Inc. and subsidiaries have been prepared to give retroactive effect to the merger of Indy Connection Limousines, Inc. and subsidiary (Indy Connection) with and into Carey International, Inc. and subsidiaries on October 31, 1997. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These supplemental financial statements do not extend through the date of

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
   NOTES TO THE SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

   consummation; however, they will become the historical consolidated financial statements of Carey International, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

     The accompanying consolidated financial statements and these notes do not include all of the disclosures included in the Company's supplemental audited consolidated financial statements for the years ended November 30, 1994, 1995 and 1996, which should be read in conjunction with these financial statements. For further information, such as the significant accounting policies followed by the Company, refer to the notes to the Company's supplemental consolidated financial statements.

     The supplemental consolidated financial statements included herein have not been audited. However, in the opinion of management, the supplemental consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for the periods reflected. The results for these periods are not necessarily indicative of the results for the full fiscal year.

   Pro forma net income per common share

     Consistent with Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 1B-2, the Company has recalculated historical weighted average common shares outstanding and net income per common share to give effect to the Recapitalization (see Note 7). The recalculated pro forma net income per common share is determined by (i) adjusting net income available to common shareholders to reflect the elimination of interest expense, net of taxes, resulting from the conversion of a portion of the subordinated debt into common stock and (ii) increasing the weighted average common shares outstanding by the number of common shares resulting from the conversion of subordinated debt and the partial conversion of the Series A Preferred Stock.

3. Acquisitions

     In February 1996, the Company acquired the common stock of a chauffeured vehicle service company in London, England for approximately $1,500,000. Additional contingent consideration of up to approximately $1,000,000 may be payable for the two-year period ending February 28, 1998 based on the level of revenues referred to the acquired company by the seller. As of August 31, 1997, the Company has paid approximately $550,000 in such contingent consideration in connection with the London acquisition. In September 1997, the Company made an additional contingent consideration payment of approximately $280,000.

     In June 1997, the Company acquired the common stock of Manhattan Limousine for $14,200,000. The purchase price for the acquisition was composed of $4,740,00 in debt to the sellers, a cash payment of $7,060,000 and the issuance of 228,571 shares of common stock. The debt to the sellers was paid off on July 31, 1997.

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
   NOTES TO THE SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     In the periods ended August 31, 1996 and 1997, the following acquisition activity was recorded by the Company:

                                                                Nine months ended August 31,
                                                              --------------------------------
                                                                  1996                1997
                                                              ------------        ------------
     Fair value of net assets and liabilities acquired:

     Receivables and other assets                             $    632,554        $    159,575

     Notes receivable from contracts                                  -              6,647,766

     Fixed assets                                                  928,377           1,498,444

     Franchise rights                                               50,065                -

     Goodwill and other tangibles                                  160,040          21,046,816

     Trade payables and accrued expenses                          (522,451)         (4,353,898)

     Notes payable                                                    -             (8,524,850)

     Deferred revenue                                                 -             (6,679,793)
                                                              ------------        ------------
     Fair value of assets and liabilities acquired            $  1,248,585        $  9,794,060
                                                              ============        ============

     Issuance of stock (228,571 shares of common stock)       $       -           $  2,400,000
                                                              ============        ============

     Cash payments (net of $223,695 cash acquired in 1996)    $  1,248,585        $  7,394,060
                                                              ============        ============

     At the time of its acquisition by the Company, Manhattan Limousine was subject to guarantees of certain independent operator leases with third party finance companies of approximately $2.1 million.

4. Senior credit facility

     With effect on August 15, 1997, the Company entered into a senior credit facility with three banks consisting of a secured revolving line of credit of $25.0 million (the "Facility"). The Facility, which may be used for acquisitions and working capital, is collateralized by the assets of the Company and its domestic operating subsidiaries and by a pledge of the stock of its international subsidiary. The Facility also provides availability for the issuance of letters of credit. Loans made under the revolving line of credit bear interest at the Company's option at either the bank's prime lending rate or 2.0% above the LIBOR rate. Commitment fees equal to 0.375% per annum are payable on the unused portion of the revolving line of credit. On the second anniversary of the Facility, outstanding balances under the Facility will convert to a five-year term loan, which will bear interest either at a fixed rate (subject to availability) or at a variable LIBOR or prime-based rate with adjustments determined based on the Company's earnings. The terms of the Facility (i) prohibit the payment of dividends by the Company, (ii) with certain exceptions, prevent the Company from incurring or assuming other indebtedness that is not subordinated to borrowings under the Facility and (iii) require the Company to comply with certain financial covenants.

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
   NOTES TO THE SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

5. Commitments and contingencies

     In the normal course of business, the Company is subject to various legal actions which are not material to the financial condition, results of operations or cash flows of the Company.

     The Company, certain of the Company's subsidiaries and certain officers and directors of the Company were named in a civil action filed on May 15, 1996 in the United States District Court for the Eastern District of Pennsylvania entitled "Felix v. Carey International, Inc., et. al." The plaintiff's complaint, which purports to be a class action, alleges that the plaintiff and others similarly situated suffered monetary damages as a result of misrepresentations by the various defendants in their use of a surface transportation billing charge (the "STC"). The plaintiff seeks damages in excess of $1 million on behalf of the class for each of the counts in the complaint including fraud, negligent misrepresentation and violations of the Racketeer Influenced and Corrupt Organizations law of 1970, which permits the recovery of treble damages and attorneys' fees. The proposed class has received preliminary certification by the court. The Company is indemnifying and defending its officers and directors who were named as defendants in the case, subject to conditions imposed by applicable law.

     The Company has reached a tentative settlement with the plaintiff and plaintiff's counsel. The settlement calls for the Company to deposit $500,000 into a settlement fund and provide a $450,000 letter of credit for a class consisting of all persons who paid the STC during the period from May 15, 1992 through March 15, 1997. As a condition of the final settlement, the Company will change its disclosure concerning the STC, and each class member showing proper authentication of a claim shall be entitled to receive either
   (i) cash totaling 10% of the STC paid during the period described above or
   (ii) a nontransferable credit to be applied toward future use of the Company's services in an amount equal to 30% of such STC.

     The Company does not believe the settlement described above will have a material adverse effect on its business, financial condition, results of operations and cash flows.

6. Net income per common share

     Net income per common share, on a historical basis, is as follows:

                                                      Three months ended               Nine months ended
                                                            August 31,                     August 31,
                                                  ----------------------------    ----------------------------
                                                      1996            1997            1996            1997
                                                  ------------    ------------    ------------    ------------
Net income available to common shareholders       $    680,613    $  1,179,722    $  1,465,704    $  2,553,720
                                                  ============    ============    ============    ============
Weighted average common and common equivalent
 shares outstanding                                  3,124,314       7,905,034       3,124,314       4,858,013
                                                  ============    ============    ============    ============
Net income per common share                       $       0.22    $       0.15    $       0.47    $       0.53
                                                  ============    ============    ============    ============

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
   NOTES TO THE SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

     Common equivalent shares are included in the per share calculations where the effect of their inclusion would be dilutive. Common equivalent shares consist of Series B, F and G preferred stock as well as substantially all of the subordinated debt of the Company and the assumed exercise of vested outstanding stock options and warrants. Pursuant to SAB No. 83, the common equivalent shares issued by the Company during the twelve months preceding the effective date of the Registration Statement relating to the IPO, using the treasury stock method and the IPO price of $10.50 per share, have been included in the calculation of net income per common share.

7. Recapitalization

     On February 25, 1997, the Board of Directors authorized a Recapitalization, which was implemented on June 2, 1997, coincident with the closing of the IPO. Under the Recapitalization, the $2,000,000 subordinated convertible note dated September 1, 1991 and the $3,780,000 subordinated note dated July 30, 1992 were converted into 1,046,559 shares of common stock and the remaining principal balance of $912,454 was repaid. The Series A preferred stock was converted, in part, into 86,003 shares of common stock and redeemed in part for $2,103,500. All of the Series F preferred stock and 3,000 shares of the Series G preferred stock was redeemed for $1,000,000.

     The remaining preferred stock has been converted into 1,427,527 shares of common stock. As a result of the Recapitalization, preferred stock with a liquidation preference of $11,154,900 and subordinated debt with a principal amount of $5,780,000 has been converted in part into 2,560,071 shares of common stock and repaid or redeemed in part for $4,015,952 in cash, with the cash portion paid out of the proceeds of the IPO.